Exhibit 10.1

[LOGO OF COMPUTER HORIZONS CORP.]

COMPUTER HORIZONS CORP.

November 22, 2005

RE: Retention Bonus Agreement

Dear Mike:

On behalf of Computer Horizons Corp., I am pleased to present you with a retention bonus agreement. This agreement is being entered into with you for the purposes of retaining you as a valued employee of CHC and to provide you with an incentive to maximize your efforts on the Company's behalf.

AWARD PAYMENT
A total retention award has been developed for you based on the following schedule:

Retention Period: November 21, 2005 - September 30, 2006
Total Retention Payout - $152,000.00
Initial Retention Payment Schedule:
                 $25,000.00 - December 31, 2005
                 $25,000.00 - March 31, 2006
                 $25,000.00 - June 30, 2006
                 $25,000.00 - September 30, 2006*
                 --------------------------------
                 $100,000 - Total Initial Payment

The following amounts are set-aside and will be paid out on September 30, 2006
                 $13,000.00 - December 31, 2005
                 $13,000.00 - March 31, 2006
                 $26,000.00 - June 30, 2006
                 ------------------------------
                 $52,000.00 - Total Set Aside*

*Your final payout on September 30, 2006 is $77,000.00

In the event of a change of control, as defined on Attachment A, full payment of "total retention payout" will be immediately paid less any amounts previously paid.

In the event of a lay-off full payment of "total retention payout" will be immediately paid less any amounts previously paid. This is in addition to any notice and severance you may be eligible to receive. Retention awards will not affect your eligibility for other components of CHC's regular compensation programs.

49 Old Bloomfield Avenue,
Mountain Lakes, New Jersey
07046-1495
973-299-4000
http://www.computerhorizons.com

[LOGO OF COMPUTER HORIZONS CORP.]

COMPUTER HORIZONS CORP.

ELIGIBILITY
Employees will be eligible for a retention award provided they meet or exceed performance expectations and remain with the business until they receive their individual, written notice of job discontinuance. In addition, employees cannot be on written corrective action. Employees subject to written corrective action at any time during the award period will receive a pro-rated award only for the period not on corrective action. All pro-rations will be calculated based on completion of full calendar months.

PARTICIPANT STATUS CHANGES
Employees on an approved disability, FMLA leave, or any other approved leave of absence will be eligible only for a pro-rated retention award representing their "active" term of participation under this Agreement. All pro-rations will be calculated based on completion of full calendar months.

Employees terminating for reasons other than death or job discontinuance before the end of his/her award period will not be eligible to receive the lump sum retention award payment.

Employees who are terminated for reason of death before the completion of his/her award period will be eligible for a retention bonus representing their term of participation under this Agreement.

Employees who are job discontinued before the completion of his/her award period will be eligible for a retention bonus representing their term of participation under this Agreement.

ADMINISTRATION
The Retention Bonus payment will be administered by the President & Chief Executive Officer and Human Resources.

AMENDMENT, SUSPENSION AND TERMINATION OF AGREEMENT
CHC reserves the right to alter, amend, suspend, revise, interpret or terminate this Agreement at any time, in whole or in part, in their sole and exclusive discretion.

DISCLOSURE
To the extent permissible, nothing contained in this Agreement should be construed as a promise of employment for any definite term.

EFFECTIVE DATE

This Agreement is effective immediately following approval by all necessary parties. The proposed effective date is November 22, 2005.


/s/ Michael J. Shea                     11/29/05
------------------------------          --------
Michael J. Shea                         Date


/s/ Dennis Conroy                       11/29/05
------------------------------          --------
Dennis Conroy, President & CEO          Date